Exhibit 1.01

Vista Outdoor Inc.
Conflict Minerals Report

For the reporting period from January 1, 2020 to December 31, 2020

This report (the “Report”) of Vista Outdoor Inc. (together with our consolidated subsidiaries, “Vista Outdoor,” “we,” “our,” and “us”), for the year ended December 31, 2020 is presented to comply with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which require public companies, including Vista Outdoor, to provide certain disclosures about conflict minerals that are necessary to the functionality or production of a product manufactured or contracted to be manufactured by the company. These rules require that, if we have reason to believe that any of the conflict minerals in our supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) and are not solely from scrap or recycled sources, we must conduct due diligence on the source and chain of custody of such conflict minerals. “Conflict minerals,” or “3TG,” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

This Conflict Minerals Report describes the measures we have taken to exercise due diligence on the source and chain of custody of the conflict minerals contained in our products manufactured during the 2020 calendar year (the “Reporting Period”).

I.Company and Product Overview

Vista Outdoor is a leading global designer, manufacturer and marketer of consumer products in the outdoor sports and recreation markets. Vista Outdoor is headquartered in Anoka, Minnesota and has 16 manufacturing and distribution facilities in the United States, Canada, Mexico, and Puerto Rico along with international customer service, sales and sourcing operations in Asia and Europe.

Certain Vista Outdoor products (“Covered Products”) contain materials and components that contain 3TG. Due to the depth of the supply chain, we are far removed from the mining of 3TG ores and the smelters/refiners that process those ores; the efforts we undertook to identify the countries of origin of those ores reflect our circumstances and downstream position in the supply chain. Further, the amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us. We have taken steps to identify the applicable smelters and refiners of 3TG in our supply chain; however, we believe that the smelters and refiners of the 3TG contained in the Covered Products are best situated to identify the sources and countries of origin of the 3TG metals they use. We rely on our suppliers to provide us with information on the origin of any conflict minerals contained in components and materials they supply to us.

II.Reasonable Country of Origin Inquiry

Our conflict minerals due diligence process began with a reasonable country of origin inquiry (“RCOI”) for all conflict minerals known to be contained in products that we manufactured or contracted to be manufactured during the Reporting Period. To implement the RCOI, the companies that provide relevant parts, materials and finished goods directly to Vista Outdoor (our “first tier suppliers”) were engaged to collect information regarding the presence and sourcing of conflict minerals used in those products. Information was collected, stored and evaluated largely using an online platform provided by a third-party vendor.

Our supplier engagement included the following steps:
•An introductory email was sent to all of our first-tier suppliers and those of our licensees (hereinafter, collectively referred to as “suppliers”) describing our Conflict Minerals Compliance Program and requesting information concerning the presence of conflict minerals in the supplier’s products
•Following that introductory email, a subsequent email was sent to suppliers containing registration information and a survey request link for the online data collection platform, which utilized the Conflict Minerals Reporting Template (the “CMRT”) developed by the Conflict Free Sourcing Initiative (the “CFSI”).
•Our suppliers also were provided access to a Conflict Minerals Supplier Resource Center (https://conflictmineralsresources.com) sponsored by the third-party vendor as an educational tool to facilitate a deeper understanding of our Conflict Minerals Compliance Program, supporting regulation and frequently asked questions concerning conflict minerals tracing.
◦Up to five additional reminder emails were sent to any non-responsive supplier from whom we requested survey completion.
◦Suppliers who remained non-responsive to email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, providing further information about our Conflict Minerals Compliance Program, explaining why the information was being collected, explaining how the information would be used and clarifying how the needed information could be provided.

The third-party vendor assisted in evaluating supplier responses for plausibility, consistency and gaps, both in terms of information on the products that were stated to contain or not contain necessary conflict minerals and information on the origin of those conflict minerals. The third party vendor also followed up with suppliers to address issues including implausible statements regarding the presence of conflict minerals, incomplete data on CMRTs, responses that did not identify smelters or refiners (“SORs”) and responses that indicated sourcing location without complete supporting information from the supply chain.

A total of 347 suppliers were contacted as part of our RCOI process. The response rate among these suppliers was 41%. Of these responding suppliers, 18% indicated that certain components they produce contain one or more conflict minerals.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information. The Company does not purchase conflict minerals directly from SORs and, therefore, must rely on its suppliers to provide information regarding the origin of the conflict minerals that are included in the Covered Products. Based on the results of our RCOI, which indicated that one or more of our product components contained conflict minerals that may have originated in the Covered Countries and may not be from recycled or scrap sources, we exercised due diligence on the source and chain of custody of those conflict minerals as described below.

III.Due Diligence Measures Performed by Vista Outdoor

We designed our conflict minerals due diligence process to conform, in all material respects, with the Organization for Economic Cooperation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum and Tungsten and on Gold (the “OECD Guidance”). The design of our due diligence process took into account the recommendations of the OECD Guidance for “downstream” companies (those entities in the minerals supply chain from the SORs to retailers).

In accordance with the OECD Guidance, our due diligence measures included the following:

Establishing Strong Company Management Systems

•We maintain a multi-disciplinary internal team to implement our due diligence measures. Our Conflict Minerals project team is headed by our Compliance team and includes members of our supply chain and legal departments. We also engaged a third-party vendor to support our Conflict Minerals Program.
•We have adopted a Supplier Social Responsibility Code that is provided to our suppliers, and addresses topics including our Conflict Minerals and due diligence expectations.
•We employ a system of controls and transparency over our conflict mineral supply chain through the use of the due diligence tools developed by the CFSI, including the CMRT, which is designed to identify the smelters and refiners that process the conflict minerals in a company’s supply chain.
•We maintain a company-level grievance mechanism, as described in our Code of Business Ethics, which enables employees and others to report concerns.

Identifying and Assessing Risk in Our Supply Chain

•For the Reporting Period, we identified and assessed risks in our supply chain through engagement with suppliers as discussed in Section II of this Report, including through the CMRT survey process and by evaluating suppliers’ responses to the CMRT.

Designing and Implementing a Strategy to Respond to Supply Chain Risks

•In order to assess the due diligence practices of the SORs reported to us by suppliers that were known or reasonably believed to have sourced from a Covered Country or that had unknown sourcing, the third party vendor attempted to match each SOR on the list to available lists of SORs that have been certified, or are in the process of being certified, by internationally recognized third party audit programs, such as the CFSI’s Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain of Custody Certification program.
•If the SOR is not certified by any of these internationally recognized programs, the third-party vendor attempted to contact the SOR to gain more information about the SOR’s sourcing practices, including countries of origin, as well as whether the SOR uses any internal due diligence procedures or other processes to track the chain of custody of its mineral ores. In addition, Internet research was also performed to determine whether there are any additional sources of information regarding the SOR’s sourcing practices.
•The Conflict Minerals project team reports to senior management on the status of our survey and due diligence processes

Carrying out Independent Third-Party Audits of Supply Chain Due Diligence

•We do not have direct relationships with SORs and we do not perform direct audits of SORs’ supply chains for conflict minerals. However, we support the development and implementation of, and SORs’ participation in, independent third-party audits of SORs’ sourcing practices, such as the CFSI’s Conflict-Free Smelter Program.

Reporting on Supply Chain Due Diligence

•We file a Form SD and Conflict Minerals Report with the Securities and Exchange Commission. Our Conflict Minerals Report is publicly available on our website at http://vistaoutdoor.com/social-responsibility/.

IV.Smelters or Refiners and Country of Origin of Conflict Minerals

Based on our due diligence efforts, we do not have conclusive information regarding the country of origin of, or SORs used to process, the necessary conflict minerals in the Covered Products for the Reporting Period. Annex A below includes a list of the SORs that our suppliers reported as being in their supply chains, as well as an aggregated list of the countries of origin from which we believe the reported SORs collectively source conflict minerals, based on our review of data from several sources, including information provided by suppliers and information the third party vendor has obtained through engagement with SORs. In many cases, the SOR information provided to us by our suppliers was produced at a company or divisional level based on all of their products as a whole, rather than being limited to the specific products supplied to Vista Outdoor. In addition, many of the supplier responses were incomplete as all minerals supply chain participants continue to map their upstream supply chains. As a result, we are unable to determine whether all of the SORs listed below actually processed conflict minerals used in the Covered Products for the Reporting Period.

Our efforts to determine the mine or location of origin of the conflict minerals in the Covered Products with the greatest possible specificity consisted of the due diligence measures described in this Report, including our efforts to seek information from suppliers using the CMRT.

V.Future Measures to Mitigate Risk

We continue to evaluate our supplier relationships to promote compliance with our Conflict Minerals Policy and mitigate the risk that the conflict minerals contained in our products could benefit armed groups in the Covered Countries. We are committed to continuously improving our supply chain due diligence efforts using the following measures:

•Continuing to assess the presence of conflict minerals in our supply chain;
•Continuing to communicate expectations to our suppliers with regard to sourcing of conflict minerals, supplier performance, and transparency;
•Continuing engagement with suppliers and working to increase the response rate to the CMRT;
•Implementing internal measures to strengthen our engagement with suppliers on these issues; and
•Continuing to compare RCOI results to information collected through independent conflict free smelter validation programs such as the CFSI Conflict Free Smelter Program.

Annex A

Gold * 8853 S.p.A.
Tungsten * A.L.M.T. TUNGSTEN Corp.
Gold Abington Reldan Metals, LLC
Tungsten * ACL Metais Eireli
Gold * Advanced Chemical Company
Gold African Gold Refinery
Gold * Aida Chemical Industries Co., Ltd.
Gold * Al Etihad Gold Refinery DMCC
Tungsten Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Gold Alexy Metals
Gold * Allgemeine Gold -und Silberscheideanstalt A.G.
Gold * Almalyk Mining and Metallurgical Complex (AMMC)
Tin * Alpha
Tin An Vinh Joint Stock Mineral Processing Company
Gold * AngloGold Ashanti Corrego do Sitio Mineracao
Gold * Argor-Heraeus S.A.
Tungsten Artek LLC
Gold * Asahi Pretec Corp.
Gold * Asahi Refining Canada Ltd.
Gold * Asahi Refining USA Inc.
Gold * Asaka Riken Co., Ltd.
Tantalum * Asaka Riken Co., Ltd.
Tungsten * Asia Tungsten Products Vietnam Ltd.
Gold Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold * AU Traders and Refiners
Gold Augmont Enterprises Private Limited
Gold * Aurubis AG
Gold * Bangalore Refinery
Gold * Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold * Boliden AB
Gold * C. Hafner GmbH + Co. KG
Gold C.I Metales Procesados Industriales SAS
Gold Caridad
Gold * CCR Refinery - Glencore Canada Corporation
Gold * Cendres + Metaux S.A.
Gold CGR Metalloys Pvt Ltd.
Tantalum * Changsha South Tantalum Niobium Co., Ltd.
Tungsten * Chenzhou Diamond Tungsten Products Co., Ltd.
Tin * Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin * Chifeng Dajingzi Tin Industry Co., Ltd.
Gold * Chimet S.p.A.
Tungsten * China Molybdenum Co., Ltd.
Tin * China Tin Group Co., Ltd.
Tungsten * Chongyi Zhangyuan Tungsten Co., Ltd.
Gold * Chugai Mining

Tungsten CNMC (Guangxi) PGMA Co., Ltd.
Tin CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin CRM Synergies
Tungsten Cronimet Brasil Ltda
Tin CV Ayi Jaya
Tin CV Venus Inti Perkasa
Tantalum * D Block Metals, LLC
Gold * Daye Non-Ferrous Metals Mining Ltd.
Gold Degussa Sonne / Mond Gold handel GmbH
Gold Dijllah Gold Refinery FZC
Gold * DODUCO Contacts and Refining GmbH
Tin Dongguan CiEXPO Environmental Engineering Co., Ltd.
Gold * Dowa
Tin * Dowa
Gold * DS PRETECH Co., Ltd.
Gold * DSC (Do Sung Corporation)
Gold * Eco-System Recycling Co., Ltd. East Plant
Gold * Eco-System Recycling Co., Ltd. North Plant
Gold * Eco-System Recycling Co., Ltd. West Plant
Tin Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin * EM Vinto
Gold Emerald Jewel Industry India Limited (Unit 1)
Gold Emerald Jewel Industry India Limited (Unit 2)
Gold Emerald Jewel Industry India Limited (Unit 3)
Gold Emerald Jewel Industry India Limited (Unit 4)
Gold * Emirates Gold DMCC
Tin Estanho de Rondonia S.A.
Tantalum * Exotech Inc.
Tantalum * F&X Electro-Materials Ltd.
Tin * Fenix Metals
Gold Fidelity Printers and Refiners Ltd.
Tantalum * FIR Metals & Resource Ltd.
Gold Fujairah Gold FZC
Tungsten * Fujian Ganmin RareMetal Co., Ltd.
Tungsten Fujian Jinxin Tungsten Co., Ltd.
Tungsten * Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten * Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten * Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten * Ganzhou Seadragon W & Mo Co., Ltd.
Gold GCC Gujrat Gold Centre Pvt. Ltd.
Gold * Geib Refining Corporation
Tin Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin * Gejiu Fengming Metallurgy Chemical Plant
Tin * Gejiu Kai Meng Industry and Trade LLC
Tin * Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin * Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin * Gejiu Zili Mining And Metallurgy Co., Ltd.
Tungsten GEM Co., Ltd.
Tantalum * Global Advanced Metals Aizu

Tantalum * Global Advanced Metals Boyertown
Tungsten * Global Tungsten & Powders Corp.
Gold Gold Coast Refinery
Gold * Gold Refinery of Zijin Mining Group Co., Ltd.
Gold * Great Wall Precious Metals Co., Ltd. of CBPM
Tin * Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Gold Guangdong Jinding Gold Limited
Tungsten * Guangdong Xianglu Tungsten Co., Ltd.
Tantalum * Guangdong Zhiyuan New Material Co., Ltd.
Tin * Guanyang Guida Nonferrous Metal SmelTin g Plant
Gold Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Tantalum * H.C. Starck Hermsdorf GmbH
Tantalum * H.C. Starck Inc.
Tungsten * H.C. Starck Tungsten GmbH
Gold Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold * Heimerle + Meule GmbH
Tantalum * Hengyang King Xing Lifeng New Materials Co., Ltd.
Gold * Heraeus Metals Hong Kong Ltd.
Gold Heraeus Precious Metals GmbH & Co. KG
Tin * HuiChang Hill Tin Industry Co., Ltd.
Tin * Huichang Jinshunda Tin Co., Ltd.
Gold Hunan Chenzhou Mining Co., Ltd.
Tungsten * Hunan Chenzhou Mining Co., Ltd.
Tungsten * Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten * Hunan Chunchang Nonferrous Metals Co., Ltd.
Gold Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Tungsten * Hunan Litian Tungsten Industry Co., Ltd.
Gold HwaSeong CJ CO., LTD.
Tungsten * Hydrometallurg, JSC
Gold * Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold International Precious Metal Refiners
Gold * Ishifuku Metal Industry Co., Ltd.
Gold * Istanbul Gold Refinery
Gold * Italpreziosi
Gold JALAN & Company
Gold * Japan Mint
Tungsten * Japan New Metals Co., Ltd.
Tungsten * Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Gold * Jiangxi Copper Co., Ltd.
Tantalum * Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tungsten * Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tin * Jiangxi New Nanshan Technology Ltd.
Tungsten * Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tantalum * Jiangxi Tuohong New Raw Material
Tungsten * Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten * Jiangxi Yaosheng Tungsten Co., Ltd.
Tantalum * JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum * Jiujiang Tanbre Co., Ltd.

Tantalum * Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tungsten JSC "Kirovgrad Hard Alloys Plant"
Gold JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold * JSC Uralelectromed
Gold * JX Nippon Mining & Metals Co., Ltd.
Gold K.A. Rasmussen
Gold Kaloti Precious Metals
Gold Kazakhmys Smelting LLC
Gold * Kazzinc
Tantalum * KEMET Blue Metals
Tungsten * Kennametal Fallon
Tungsten * Kennametal Huntsville
Gold * Kennecott Utah Copper LLC
Tungsten * KGETS CO., LTD.
Gold * KGHM Polska Miedz Spolka Akcyjna
Gold * Kojima Chemicals Co., Ltd.
Gold * Korea Zinc Co., Ltd.
Gold Kundan Care Products Ltd.
Gold * Kyrgyzaltyn JSC
Gold Kyshtym Copper-Electrolytic Plant ZAO
Gold L'azurde Company For Jewelry
Tungsten * Lianyou Metals Co., Ltd.
Gold Lingbao Gold Co., Ltd.
Gold Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold * L'Orfebre S.A.
Tantalum * LSM Brasil S.A.
Gold * LS-NIKKO Copper Inc.
Gold * LT Metal Ltd.
Tin * Luna Smelter, Ltd.
Gold Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Tin * Ma'anshan Weitai Tin Co., Ltd.
Tin * Magnu's Minerais Metais e Ligas Ltda.
Tin * Malaysia SmelTin g Corporation (MSC)
Tungsten * Malipo Haiyu Tungsten Co., Ltd.
Gold * Marsam Metals
Tungsten * Masan Tungsten Chemical LLC (MTC)
Gold * Materion
Gold * Matsuda Sangyo Co., Ltd.
Gold MD Overseas
Tin * Melt Metais e Ligas S.A.
Tantalum * Meta Materials
Gold * Metal Concentrators SA (Pty) Ltd.
Tin * Metallic Resources, Inc.
Gold Metallix Refining Inc.
Tin * Metallo Belgium N.V.
Tin * Metallo Spain S.L.U.
Tantalum * Metallurgical Products India Pvt., Ltd.
Gold * Metalor Technologies (Hong Kong) Ltd.
Gold * Metalor Technologies (Singapore) Pte., Ltd.

Gold * Metalor Technologies (Suzhou) Ltd.
Gold * Metalor Technologies S.A.
Gold * Metalor USA Refining Corporation
Gold * Metalurgica Met-Mex Penoles S.A. De C.V.
Tantalum * Mineracao Taboca S.A.
Tin * Mineracao Taboca S.A.
Tin * Minsur
Gold * Mitsubishi Materials Corporation
Tin * Mitsubishi Materials Corporation
Gold * Mitsui Mining and Smelting Co., Ltd.
Tantalum * Mitsui Mining and Smelting Co., Ltd.
Gold * MMTC-PAMP India Pvt., Ltd.
Gold Modeltech Sdn Bhd
Tin Modeltech Sdn Bhd
Tungsten * Moliren Ltd.
Gold Morris and Watson
Gold * Moscow Special Alloys Processing Plant
Gold * Nadir Metal Rafineri San. Ve Tic. A.S.
Gold * Navoi Mining and Metallurgical Combinat
Tin Nghe Tin h Non-Ferrous Metals Joint Stock Company
Gold NH Recytech Company
Tungsten * Niagara Refining LLC
Gold * Nihon Material Co., Ltd.
Tantalum * Ningxia Orient Tantalum Industry Co., Ltd.
Tin Novosibirsk Processing Plant Ltd.
Tantalum * NPM Silmet AS
Tungsten NPP Tyazhmetprom LLC
Tin * O.M. Manufacturing (Thailand) Co., Ltd.
Tin * O.M. Manufacturing Philippines, Inc.
Gold * Ogussa Osterreichische Gold - und Silber-Scheideanstalt GmbH
Gold * Ohura Precious Metal Industry Co., Ltd.
Gold * OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold * OJSC Novosibirsk Refinery
Tin * Operaciones Metalurgicas S.A.
Gold * PAMP S.A.
Gold Pease & Curren
Gold Penglai Penggang Gold Industry Co., Ltd.
Tungsten * Philippine Chuangxin Industrial Co., Inc.
Gold * Planta Recuperadora de Metales SpA
Tin Pongpipat Company Limited
Tin Precious Minerals and SmelTin g Limited
Gold * Prioksky Plant of Non-Ferrous Metals
Gold * PT Aneka Tambang (Persero) Tbk
Tin PT Aries Kencana Sejahtera
Tin * PT Artha Cipta Langgeng
Tin * PT ATD Makmur Mandiri Jaya
Tin * PT Babel Inti Perkasa
Tin * PT Babel Surya Alam Lestari
Tin * PT Bangka Serumpun

Tin PT Bukit Timah
Tin PT Lautan Harmonis Sejahtera
Tin * PT Menara Cipta Mulia
Tin * PT Mitra Stania Prima
Tin PT Mitra Sukses Globalindo
Tin * PT Prima Timah Utama
Tin * PT Rajawali Rimba Perkasa
Tin * PT Rajehan Ariq
Tin * PT Refined Bangka Tin
Tin * PT Stanindo Inti Perkasa
Tin PT Timah Nusantara
Tin * PT Timah Tbk Kundur
Tin * PT Timah Tbk Mentok
Tin * PT Tin indo Inter Nusa
Gold * PX Precinox S.A.
Gold QG Refining, LLC
Tantalum * QuantumClean
Gold * Rand Refinery (Pty) Ltd.
Gold Refinery of Seemine Gold Co., Ltd.
Gold * REMONDIS PMR B.V.
Tantalum * Resind Industria e Comercio Ltda.
Tin * Resind Industria e Comercio Ltda.
Gold * Royal Canadian Mint
Tin * Rui Da Hung
Gold * SAAMP
Gold Sabin Metal Corp.
Gold * Safimet S.p.A
Gold * SAFINA A.S.
Gold Sai Refinery
Gold * Samduck Precious Metals
Gold SAMWON METALS Corp.
Gold Sancus ZFS (L’Orfebre, SA)
Gold * SAXONIA Edelmetalle GmbH
Gold Sellem Industries Ltd.
Gold * SEMPSA Joyeria Plateria S.A.
Gold Shandong Humon Smelting Co., Ltd.
Gold Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold * Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold Shirpur Gold Refinery Ltd.
Gold * Sichuan Tianze Precious Metals Co., Ltd.
Gold * Singway Technology Co., Ltd.
Gold * SOE Shyolkovsky Factory of Secondary Precious Metals
Tin * Soft Metais Ltda.
Gold * Solar Applied Materials Technology Corp.
Tantalum * Solikamsk Magnesium Works OAO
Gold Sovereign Metals
Gold State Research Institute Center for Physical Sciences and Technology
Gold Sudan Gold Refinery

Gold * Sumitomo Metal Mining Co., Ltd.
Gold * SungEel HiMetal Co., Ltd.
Tin Super Ligas
Gold * T.C.A S.p.A
Tantalum * Taki Chemical Co., Ltd.
Gold * Tanaka Kikinzoku Kogyo K.K.
Tantalum * TANIOBIS Co., Ltd.
Tantalum * TANIOBIS GmbH
Tantalum * TANIOBIS Japan Co., Ltd.
Tantalum * TANIOBIS Smelting GmbH & Co. KG
Tungsten * TANIOBIS Smelting GmbH & Co. KG
Tungsten * Tejing (Vietnam) Tungsten Co., Ltd.
Tantalum * Telex Metals
Tin * Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin * Thaisarco
Gold * The Refinery of Shandong Gold Mining Co., Ltd.
Tin * Tin Technology & Refining
Gold * Tokuriki Honten Co., Ltd.
Gold Tongling Nonferrous Metals Group Co., Ltd.
Gold Tony Goetz NV
Gold * TOO Tau-Ken-Altyn
Gold * Torecom
Tin Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tantalum * Ulba Metallurgical Plant JSC
Gold Umicore Brasil Ltda.
Gold * Umicore Precious Metals Thailand
Gold * Umicore S.A. Business Unit Precious Metals Refining
Tungsten * Unecha Refractory Metals Plant
Gold * United Precious Metal Refining, Inc.
Gold * Valcambi S.A.
Tin VQB Mineral and Trading Group JSC
Gold * Western Australian Mint (T/a The Perth Mint)
Tin * White Solder Metalurgia e Mineracao Ltda.
Gold * WIELAND Edelmetalle GmbH
Tungsten * Wolfram Bergbau und Hutten AG
Tungsten * Woltech Korea Co., Ltd.
Tungsten * Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten * Xiamen Tungsten Co., Ltd.
Tungsten * Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tantalum * XinXing Haorong Electronic Material Co., Ltd.
Gold * Yamakin Co., Ltd.
Tantalum * Yanling Jincheng Tantalum & Niobium Co., Ltd.
Gold * Yokohama Metal Co., Ltd.
Tin * Yunnan Chengfeng Non-ferrous Metals Co., Ltd.

Gold Yunnan Copper Industry Co., Ltd.
Tin * Yunnan Tin Company Limited
Tin * Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Gold * Zhongyuan Gold Smelter of Zhongjin Gold Corporation

*Denotes SORs that have received a “conflict free” designation from an independent third party audit program as of April 16, 2021.

We believe that the countries of origin for the conflict minerals processed by these SORs include Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo (Brazzaville), Czech Republic, Djibouti, DRC- Congo (Kinshasa), Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Korea, Republic of, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Viet Nam, Zambia, Zimbabwe.